F&G Investor Update Spring 2023 Note: Spring 2023 Investor Update refreshed per 8-K filed July 13, 2023

F&G Investor Update | Spring 2023 2 Disclaimer & Forward-Looking Statements This presentation contains forward-looking statements that are subject to known and unknown risks and uncertainties, many of which are beyond our control. Some of the forward-looking statements can be identified by the use of terms such as “believes”, “expects”, “may”, “will”, “could”, “seeks”, “intends”, “plans”, “estimates”, “anticipates” or other comparable terms. Statements that are not historical facts, including statements regarding our expectations, hopes, intentions or strategies regarding the future are forward-looking statements. Forward-looking statements are based on management's beliefs, as well as assumptions made by, and information currently available to, management. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. The risks and uncertainties which forward-looking statements are subject to include, but are not limited to: general economic conditions and other factors, including prevailing interest and unemployment rate levels and stock and credit market performance; natural disasters, public health crises, international tensions and conflicts, geopolitical events, terrorist acts, labor strikes, political crisis, accidents and other events; concentration in certain states for distribution of our products; the impact of interest rate fluctuations; equity market volatility or disruption; the impact of credit risk of our counterparties; changes in our assumptions and estimates regarding amortization of our deferred acquisition costs, deferred sales inducements and value of business acquired balances; regulatory changes or actions, including those relating to regulation of financial services affecting (among other things) underwriting of insurance products and regulation of the sale, underwriting and pricing of products and minimum capitalization and statutory reserve requirements for insurance companies, or the ability of our insurance subsidiaries to make cash distributions to us; and other factors discussed in “Risk Factors” and other sections of the Company’s Form 10-K and other filings with the Securities and Exchange Commission.

F&G Investor Update | Spring 2023 3 Non-GAAP Financial Measures Generally Accepted Accounting Principles (GAAP) is the term used to refer to the standard framework of guidelines for financial accounting. GAAP includes the standards, conventions, and rules accountants follow in recording and summarizing transactions and in the preparation of financial statements. In addition to reporting financial results in accordance with GAAP, this presentation includes non-GAAP financial measures, which the Company believes are useful to help investors better understand its financial performance, competitive position and prospects for the future. Management believes these non-GAAP financial measures may be useful in certain instances to provide additional meaningful comparisons between current results and results in prior operating periods. Our non-GAAP measures may not be comparable to similarly titled measures of other organizations because other organizations may not calculate such non-GAAP measures in the same manner as we do. The presentation of this financial information is not intended to be considered in isolation of or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. By disclosing these non-GAAP financial measures, the Company believes it offers investors a greater understanding of, and an enhanced level of transparency into, the means by which the Company’s management operates the Company. Any non-GAAP measures should be considered in context with the GAAP financial presentation and should not be considered in isolation or as a substitute for GAAP net earnings, net earnings attributable to common shareholders, or any other measures derived in accordance with GAAP as measures of operating performance or liquidity. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures are provided within. On January 1, 2023, F&G has adopted Accounting Standard Update 2018-12, “Targeted Improvements to the Accounting for Long-Duration Contracts” (LDTI), as issued by the Financial Accounting Standards Board. This update significantly amends the accounting and disclosure requirements for long-duration insurance contracts. Adoption of this guidance is reflected in F&G’s consolidated financial statements using the full retrospective transition method effective January 1, 2023 with changes applied as of January 1, 2021, also referred to as the transition date. Prior periods are presented on a comparable basis to reflect impacts under the LDTI accounting standard. In addition, F&G has subsequently filed an 8-K on July 13, 2023 with supplemental disclosures reflecting a refinement of its methodology for calculating the market related liability adjustment included in its non-GAAP financial measure of adjusted net earnings ("ANE"). The change also impacted other non-GAAP financial measures that derive from ANE, including adjusted net earnings per diluted share, adjusted return on average equity excluding AOCI and adjusted return on assets. We have restated all time periods in this updated Spring 2023 investor presentation for this change.

First Quarter Financial Highlights

($M) - except per share data and ROA in bps	Full Year		Quarterly	
	2021	2022	1Q22	1Q23
Total gross sales	$9,592	$11,254	$2,589	$3,281
Net retained sales	$8,723	$9,006	$2,353	$2,209
Assets under management (AUM)	$36,494	$43,568	$38,601	$45,422
Average assets under management (AAUM)	$31,938	$40,069	$37,459	$44,393
Net earnings (loss)[1]	$1,232	$635	$239	($195)
Net earnings (loss) per diluted share[1]	$11.73	$5.52	$2.28	($1.56)
Adjusted net earnings	$640	$353	$80	$61
Adjusted return on assets	2.00%	0.88%	0.85%	0.55%
Adjusted net earnings per diluted share	$ 6.10	$ 3.07	$ 0.76	$ 0.49
Weighted average diluted shares	105	115	105	125
Common shares outstanding	105	126	105	126
Book value excluding AOCI per share[2]	$ 40.01	$ 41.45	$ 42.31	$ 39.94

[1]Excludes discontinued operations
[2]Accumulated other comprehensive income (AOCI)

1Q23 Highlights (comparisons to PY)

- Record total gross sales of $3.3B for the first quarter, an increase of 27% over prior year, reflect higher rate environment and consumers seeking principal protection
- Record ending assets under management of $45B at March 31, 2022
- Consistent economics over time despite short-term volatility in earnings
- Strong balance sheet with financial flexibility

F&G Investor Update | Spring 2023 4

About F&G Snapshot

Our Product Lines

- Fixed Deferred Annuities
  - Fixed indexed annuity (FIA)
  - Multi-year guaranteed annuity (MYGA)
- Pension Risk Transfer (PRT)
- Life Insurance
  - Indexed universal life (IUL)
- Funding Agreements
  - Funding agreement backed notes (FABN)
  - Federal Home Loan Bank (FHLB)

Five Distinct Distribution Channels

- Retail Channels
  - Independent insurance agents (IMOs)
  - Broker Dealer
  - Banks
- Institutional Channels
  - Pension risk transfer
  - Funding agreements

Background

- Founded in 1959 as a life insurance company
- Listed on the New York Stock Exchange (NYSE: FG) eff. 12/1/2022
- Fidelity National Financial (NYSE: FNF) retains ~85% ownership
- Headquartered in Des Moines, IA; nearly 950 employees
- Ranking as a Top Workplaces company for 5 consecutive years

Financial Strength Ratings

A-	A-	A-	Baa1
Positive	Stable	Stable	Positive
A.M. Best	S&P Global	Fitch Ratings	Moody's

F&G Investor Update | Spring 2023 5

F&G Investor Update | Spring 2023 6 Compelling Investment Case for F&G Targeting Large and Growing Markets F&G is a nationwide leader in the large markets we play in, and demographic trends will provide tailwinds to give us significant room to continue growing – including untapped Middle Market demand for Life coverage and the opportunity to migrate consumers from CDs to fixed annuities Driving Margin Expansion and Improved Returns F&G is pursuing strategies to grow earnings, while generating significant positive net cash flow and diversifying into “capital light” flow reinsurance and accretive owned distribution to generate higher ROE’s Track Record of Success Superior Ecosystem Our long-standing relationships with multiple distribution channels, durable investment edge, and track record of attracting top talent give us a sustainable competitive advantage We have delivered consistent top line growth and return on assets across varying market cycles, and we expect to continue to outperform the rest of the market, especially in a rising rate environment

F&G Investor Update | Spring 2023 7 How F&G Makes Money – Retained Sales Client deposits premium with F&G 1 F&G invests in high quality and well diversified portfolio 2 F&G’s yield outpaces cost of funds and expenses 3 F&G’s AAUM growth drives earnings 4 Spectrum of client needs met (accumulation, income & wealth transfer), with no principal loss F&G’s strategic partnership with Blackstone provides a competitive advantage Product margin is difference between portfolio earned yield and cost of funds F&G expects steady and growing earnings over time, excluding short-term mark-to-market effects Gross Sales Assets Under Management Product Margin, Net of Expenses Spread-Based Earnings

F&G Investor Update | Spring 2023 8 How F&G Makes Money – Flow Reinsurance Client deposits premium with F&G 1 F&G expands flow relationships given high market demand 2 F&G onboards new business at lower marginal cost of capital 3 F&G enhances cash flow, diversifies earnings & increases ROE 4 Spectrum of client needs met (accumulation, income & wealth transfer), with no principal loss F&G continues to expand flow relationships through new partners &/or adding new products Lower capital requirement on ceded new business, while allocating capital to highest returning retained business F&G receives stream of ceding commissions and expense allowances on ceded new business Gross Sales Flow Reinsurance Capital “Light”, Enhanced Returns Fee-Based Earnings

F&G Investor Update | Spring 2023 9 How F&G Makes Money – Owned Distribution F&G takes equity stake in independent agent distribution 1 F&G earns dividend stream on “capital light” distribution 2 F&G generates higher margins at lower marginal cost of capital 3 F&G diversifies earnings through accretive owned distribution 4 F&G’s deep distribution relationships, long-term focus and product expertise provide ‘win win’ F&G receives dividend income stream from ownership stake as share of earnings Partnership grants access to higher margins and preferred shelf space within capital “light” distribution F&G expects at-scale distribution to trade at higher multiple relative to Life & Annuity Investment in Owned Distribution Dividend Income Stream Capital “Light”, Greater Margin Potential Higher Multiple Earnings

60% 14% 11% 6% 5%4% Fixed Indexed Annuities Fixed Rate Annuities Funding Agreements Pension Risk Transfer Life Immediate Annuities $42.7B F&G Investor Update | Spring 2023 We Have A Clean & Profitable Inforce Book GAAP Net Reserves1 Fixed Annuity Metrics1 10 Weighted average time remaining in surrender charge period 6 Years % Surrender protected 91% Average remaining surrender charge (% of account value) 7% % Subject to market value adjustment (MVA) 72% Average cost of options/interest credited 2.4% Distance to guaranteed minimum crediting rates 139 bps Our inforce liabilities are surrender charge protected and our asset and liability cash flows are well matched; our inforce book does not contain typical problematic legacy business ► Our liability profile drives our investment strategy ► Total net reserves of $42.7B, with 88% not at risk of withdrawal as either surrender protected or nonsurrenderable ► Fixed annuities comprise 74% of total net reserves, of which 91% are surrender protected ► New business and inforce are actively managed to maintain pricing targets ► Asset and liability cash flows are well matched 1As of March 31, 2023

We Are Playing In High Growth Markets …

The U.S. retirement and middle markets are growing and we are both well-established and well-positioned for continued growth in our retail and institutional channels



U.S. Consumer Savings[1]
$2.3T
Certificates of Deposit[2]
$600B
Retail Life & Annuities[3]
$354B
Pension Risk Transfer[4]
$210B
Funding Agreements[6]
$140B
Consumers increasingly rely on personal savings for retirement income
Many of these consumers would be better served by fixed annuity products
Untapped demand for permanent life insurance, especially in the Middle Market
Transaction volume likely to increase[5]

[1]2021 personal savings in the U.S. per Statista Research Department, May 10, 2022
[2]2018 USD held in CD Accounts <$100K per Federal Reserve Bank of St. Louis
[3]2020 direct written premiums for Individual Life and Individual Annuities per Conning, Inc.
[4]Value of U.S. pension risk transfer (PRT) assets held with all current PRT writers per LIMRA 2Q22 Pension Risk Transfer Survey
[5]U.S. Pension Risk Transfer Market Posts Record-Breaking 2021 per Pensions & Investments, Source Legal & General, February 8, 2022
[6]Outstanding value of Funding Agreement Backed Securities per Conning, Inc., Source: Federal Reserve, June 30, 2021

F&G Investor Update | Spring 2023 11

2018 2019 2020 2021 2022 2023F F&G Investor Update | Spring 2023 12 Funding Agreements Agent PRT Broker Dealer Bank $9.6B $4.5B $3.9B $3.4B +35% CAGR1 Annual Total Gross Sales by Distribution Channel ($B) • FNF and F&G Merger • F&G ratings upgrades (June 2020) 1CAGR reflects 2018-2022 annual periods … And We’re Winning … $11.3B

41% 35% 8% 8% 8% $3.3B (3 Mos.) 13 … While Significantly Diversifying Our Business Note: Reflects Total Gross Sales FY2022 SalesFY2020 Sales 1Q23 Sales Bank Broker Dealer Agent Funding Agreements Pension Risk Transfer (PRT) C h a n n e l P ro d u c t 37% 46% 1% 8% 8% $3.3B (3 Mos.) Multi-year Guaranteed Annuity (MYGA) Indexed Universal Life (IUL) Funding Agreements Fixed Indexed Annuity (FIA) Pension Risk Transfer (PRT) F&G Investor Update | Spring 2023 43% 28% 4% 13% 12% $11.3B 41% 33% 1% 13% 12% $11.3B 77% 17% 1% 5% $4.5B 84% 5% 7% 4% $4.5B

57% NAIC 1 27% NAIC 2 3% NACI 3 1% NAIC 4 0% NAIC 5 & 6 6% LP 3% Other ² 3% Cash 29% Corporates 23% Structured Securities 14% Private Origination 12% Mortgage Loans 6% Alts/Equity 4% Municipal 3% Prf/Hybrid 3% EMD 3% Other ² 2% Cash 1% Gov't & Treasury Our High Quality, Diversified Portfolio Is Well-Positioned 14 Portfolio remains conservatively positioned & well-matched to liability profile ► Fixed income portfolio is 95% investment grade ► Asset / liability duration well-balanced ► Floating rate exposure offers upside in a rising short-term rate environment; also, a meaningful portion of our floating rate assets have LIBOR floors, limiting impact from falling short-term rates Credit quality in portfolio remains strong and impairment history demonstrates the portfolio is performing as expected ► Modest average credit-related impairments of 5 bps over the last 3 years, below our pricing assumption Investment Portfolio by NAIC Designation1 1GAAP Fair Values as of March 31, 2023 (ex. portion of deferred annuities to Kubera Somerset and Aspida Re) 2Other consists of ICOLI, FHLB stock, LIHTC, options, REO, and common stocks Investment Portfolio by Asset Class1 $41B $41B F&G Investor Update | Spring 2023

39% CLOs 33% CMBS 14% ABS 13% Non Agency RMBS <1% Agency RMBS 55% Residential 22% Multifamily 10% Industrial 7% Office 2% Retail 2% Student Housing 2% Other ³ 72% Corporates 10% Municipal 8% Prf/Hybrid 7% EMD 3% Gov't & Treasury Our Investment Portfolio Key Attributes F&G Investor Update | Spring 2023 15 Structured Credit Portfolio1,2 ► Core fixed income: Focus remains high grade public and private securities with strong risk adjusted returns ► Structured credit: Provides access to well diversified, high- quality assets across CLOs, CMBS and ABS ► Mortgage loans: Superior loss-adjusted performance relative to similar rated corporates ► Direct Origination: Diversified private credit exposure to a wide spectrum of underlying collateral Investment Rationale Fixed Income1,2 (ex Structured, Mtg. Loan & Private Origination) 1GAAP Fair Values as of March 31, 2023 (ex. portion of deferred annuities to Kubera Somerset and Aspida Re) 2Excludes $4B of alternatives/equity, FHLB, call options and cash 3Other consists of data center, mixed use and hotel properties $10B Mortgage Loan Portfolio1,2 $5B Private Origination Portfolio1,2 $6B $17B 45% Corporate Lending 27% Private Specialty Finance 25% Asset Backed & Consumer Loans 3% Triple Net Lease

31.9 40.1 37.5 44.4 2021 2022 1Q22 1Q23 F&G Investor Update | Spring 2023 16 F&G’s Track Record of Disciplined & Profitable Growth Total Gross Sales ($B) Average Assets Under Management (AAUM) ($B) Ending AUM 36.5 43.6 38.6 45.4 Return on Assets (ROA) – (YTD in bps) 200 88 85 55 Adjusted Net Earnings 640 353 80 61 Alts Short-term MTM (Actual) – ($M) 497 202 102 99 Alts Long-term Return (Expected) – ($M) 236 419 100 132 All Other Significant Income & Expense Items 83 99 (20) (37) Adjusted Net Earnings ($M) Net Sales 8.7 9.0 2.4 2.2 6.1 8.5 1.5 2.8 3.5 2.8 1.1 0.5 9.6 11.3 2.6 3.3 2021 2022 1Q22 1Q23 Institutional Retail +27% VPY +18% VPY 18% VPY 26% VPY 640 353 80 61 2021 2022 1Q22 1Q23 Significant Income & Expense Items ANE ex Significant Items

6.1 8.5 1.5 2.3 2.3 2.5 2.8 3.5 2.8 1.1 0.8 0.6 0.2 0.5 9.6 11.3 2.6 3.1 2.9 2.7 3.3 2021 2022 1Q22 2Q22 3Q22 4Q22 1Q23 Institutional Retail F&G Investor Update | Spring 2023 17 Our Proven Track Record: Sales Gross Sales Growth ($B) Net Sales 8.7 9.0 2.4 2.5 2.2 1.9 2.2 AUM 36.5 43.6 38.6 40.3 42.0 43.6 45.4 Gross sales reflect diversified growth strategy; sales volumes effectively managed within profitability & capital targets ► Record Retail gross sales in 1Q23 reflect increased demand for our products due to higher interest rates and ongoing market volatility ► Net sales reflect third party flow reinsurance; increased from 50% to 75% of multiyear guaranteed annuity sales in September, 2022 ► Solid start to Institutional sales with a robust pension risk transfer pipeline, including $200M transaction in April (not included in 1Q23) ► Ending assets under management at $45.4B, driven primarily by net new business flows

640 353 80 155 (12) 130 61 FY21 FY22 1Q22 2Q22 3Q22 4Q22 1Q23 Significant Income & Expense Items ANE ex Significant Items F&G Investor Update | Spring 2023 18 Our Proven Track Record: Adjusted Net Earnings 1Excluding discontinued operations Adjusted Net Earnings (ANE) ($M) Net Earnings (Loss)1 1,232 635 239 385 187 (176) (195) AUM 36.5 43.6 38.6 40.3 42.0 43.6 45.4 AAUM ($B) 31.9 40.1 37.5 39.3 41.1 42.6 44.4 Adj. ROA (bps) 200 88 85 123 76 88 55 Adj. ROE 18% 7% 16% 14% 9% 7% 7% F&G expects steady and growing earnings over time, excluding significant income and expense items ► Results reflect the new long duration targeted improvements (LDTI) accounting change, effective January 1, 2023; prior periods have been restated on a comparable basis ► We expect quarterly fluctuations in adjusted net earnings from alternatives investment portfolio short-term mark-to-market movement and market risk benefit reserve changes, although underlying economics have not changed

551 345 83 112 12 138 640 353 80 155 (12) 130 FY21 FY22 1Q22 2Q22 3Q22 4Q22 ANE Pre-LDTI ANE Post-LDTI Recast Adjusted Net Earnings (Loss) ($M)1 LDTI Spotlight: Recast for Adjusted Net Earnings (Loss) F&G Investor Update | Spring 2023 19 1See discussion of significant income and expense items in the Appendix Pre-LDTI vs. Post-LDTI Recast Variance 89 8 (3) 43 (24) (8) ► ANE quarterly average (8 quarters): ► $124M Post-LDTI Recast ► $112M Pre-LDTI ► Cumulative ANE FY21-22 (8 quarters): ► $993M Post-LDTI Recast ► $896 Pre-LDTI Consistent earnings, over time, following LDTI implementation ► Cumulative earnings of nearly ~$1.0B ► Average ANE of ~$100M+ per quarter ► Average ROA of ~100+ bps per quarter

LDTI Spotlight: Recast for Historic ANE Comparison

($M) - except per share data	Pre-LDTI		Post-LDTI Recast		LDTI Adoption Change	
Period ended December 31	2021	2022	2021	2022	2021	2022
Interest and investment income	$1,852	$1,655	$1,852	$1,655	$0	$0
Cost of funds	($906)	($955)	($794)	($948)	$112	$7
Product margin	$946	$700	$1,058	$707	$112	$7
Expenses (operating, interest & taxes)	($395)	($355)	($418)	($354)	($23)	$1
Adjusted net earnings (ANE)	$551	$345	$640	$353	$89	$8
			+16%	+2%		
ANE per diluted share	$5.25	$3.00	$6.10	$3.07	$0.85	$0.07
Book value excluding AOCI per share[1]	$35.72	$36.66	$40.01	$41.45	$4.29	$4.79

[1]Accumulated other comprehensive income (AOCI)

Reflects recast 2021 and 2022 adjusted net earnings for the retrospective LDTI update

- The most significant effects of new accounting standard on F&G's adjusted net earnings are related to cost of funds:
  - Adoption of constant actuarial intangibles amortization, which will now show a more predictable trend and grow with the inforce book over time
  - New market risk benefit (MRB) reserve change, which replaces the prior SOP 03-1 reserve change for guaranteed minimum withdrawal or death benefits
  - We expect future quarterly fluctuations in market risk benefit actual experience that differs from expectations, and with less amortization offset
- These effects reflect timing differences when sources of actual earnings emerge, although from an economic perspective, the underlying product profitability is unchanged
- No impact to statutory results, insurance company cash flows, or regulatory capital

F&G Investor Update | Spring 2023 20

$1,457 $2,061 $3,162 $3,162 ($2,803) ($2,818) $1,816 $2,405 AOCI APIC Retained Earnings LDTI Spotlight: Recast for Historic Equity Comparison F&G Investor Update | Spring 2023 Total Equity, including AOCI1 1Accumulated other comprehensive income (AOCI) and Additional paid-in-capital (APIC) 21 +32% +41% +1% +13% +13% Reflects recast of 2022 equity, and equity excluding AOCI, for the retrospective LDTI update ► GAAP equity of $2.4B per LDTI recast vs. $1.8B pre-LDTI as of December 31, 2022 ► GAAP equity excluding AOCI of $5.2B, or $41.45 per share, per LDTI recast vs. pre-LDTI of $4.6B, or $36.66 per share, as of December 31, 2022 ► Retained earnings increase of $0.6B, from $1.5B to $2.1B reflects three primary updates: ► $0.5B increase for changes in the MRB reserve and elimination of former SOP-03-1 reserve, and ► $0.2B increase for the migration to a constant actuarial intangibles amortization methodology; partially offset by ► ($0.1B) decrease for other items +0% 2022 Pre-LDTI 2022 Post-LDTI Recast Total Equity (ex. AOCI1) 4,619 5,223 BVPS (ex. AOCI1) $36.66 $41.45

F&G Investor Update | Spring 2023 1 $36.66 $41.45 $41.94 $39.94 4.79 0.49 (2.00) 2022 Pre-LDTI LDTI Impact 2022 Post-LDTI Recast ANE 1Q23 Before MTM MTM Movements 1Q23 ► Reflects recast of historic 2022 for the retrospective LDTI update ► Underlying business fundamentals deliver BVPS growth, before mark- to-market movement ► Mark-to-market movements are point in time Book Value Per Share Rollforward BVPS ex. AOCI1,2 – 12/31/2022 to 3/31/2023 1Accumulated other comprehensive income (AOCI) 2Based on 126 million shares outstanding 22 4,619 604 5,223 61 $5,284 (251) 5,033 Equity ex. AOCI1 ($M): Market Movements Recast for LDTI Underlying Business Performance

F&G Investor Update | Spring 2023 23 Stable and Strong Capital Profile Stable and Strong GAAP Capital ProfileSolid F&G capitalization; debt-to-capitalization ratio in line with long term target of 25% ► 1Q23 capital markets highlights, as planned: ► $500M issuance of 7.40% senior unsecured notes due 2028 in January to support growth and future liquidity needs ► Revolving credit facility upsized by $115M, from $550M to $665M in February; $515 million was drawn at March 31 ► New 3-year, $25M share repurchase program authorized on March 21 Adj. Debt to Capital % 18% 17% 24% GAAP Capitalization ex AOCI1 ($M) 1Accumulated other comprehensive income (AOCI) 4,201 5,223 5,033 950 1,100 1,565 5,151 6,323 6,598 2021 2022 1Q23 Debt Equity ex. AOCI

F&G Investor Update | Spring 2023 24 Our Strong Capitalization Supports Growth & Distributable Cash F&G’s board of directors has approved an initial common dividend program of approximately $100M per year, commencing in 2023, as well as the initiation of a 3-year $25 million share repurchase program as announced on March 21, 2023 ► F&G’s capital allocation priorities will be focused on deploying capital to best maximize shareholder value through both continued investment in our business and generation of distributable cash for return of capital to shareholders ► F&G will have flexibility to adjust the level of retained sales as a “lever” to support net cash from operations with sustained asset growth Investing for Growth Reinvest in the Business Capital and other investments to support the growth strategy and maintain adequate capital buffer Net Cash from Operations Return to Shareholders Common Dividend Payout Upon board approval, common dividend with potential targeted increases over time ► Maintain efficient capital structure ► Target long-term debt-to-total capitalization excl. AOCI of approximately 25% ► Maintain solvency and capital targets in line with ratings Share Repurchase Efficient means of returning cash to shareholders when shares trade at discount to intrinsic value

Appendix – Investments F&G Investor Update | Spring 2023 25

Stress Testing Scenarios and Methodology Investment Portfolio Stress Testing F&G Investor Update | Spring 2023 26 ► Recession and Stagflation scenarios are modeled by F&G and Blackstone investments and risk teams ► Moderate Recession: Based on characteristics from recessions in 1990/1991 (1st Gulf War), 2001 (dot-com and 9/11) and 2020 (COVID-19) ► Severe Recession: Based on characteristics from the Great Recession (2007-2009) ► Stagflation: Introduced to provide perspective to risks potentially emerging from current macroeconomic trends ► Methodology: Used cumulative historical credit migration, defaults and recoveries assuming instantaneous shock with no management actions ► Top-down losses and credit migration applied to corporates, muni’s, preferred stock and alternatives ► Bottom up, collateral level loss modeling for CLO’s, CMBS and RMBS; applied Global Financial Crisis (GFC) collateral level constant default rates (CDRs) and severity to post-GFC (2.0/3.0) structures which feature higher levels of subordination and tighter collateral eligibility requirements

Stress Test Scenario Results by Asset Class F&G Investor Update | Spring 2023 27 Stress Test: Results With No Management Actions ► Impact of default losses and credit drift are mitigated by reduced required capital from lower alternative asset market value and improved covariance benefit ► Mark-to-market (MTM) impact on alternatives is unrealized and would be expected to recover over time, consistent with historical and recent experience ► The stress scenarios assume an instantaneous shock on 12/31/2022 investment portfolio, with no additional earnings on the underlying inforce block Excess Capital at 350 RBC is over $500m for FGLIC Retained Stat Loss ($M) Loss % per Asset Class Stat Loss ($M) Loss % per Asset Class Stat Loss ($M) Loss % per Asset Class Corporates & Municipals (OTTI) 40% (51) -0.3% (102) -0.6% (51) -0.3% Structured Assets (CLO/ABS) (OTTI) 29% (29) -0.3% (39) -0.3% (29) -0.3% Commercial Mortgages (CML/CMBS) (OTTI) 14% (18) -0.3% (42) -0.8% (18) -0.3% Residential Mortgages (RML/RMBS) (OTTI) 9% (16) -0.4% (32) -0.9% (16) -0.4% Subtotal Fixed Income 92% (114) -0.3% (215) -0.6% (114) -0.3% Alternative MTM 6% (352) -14.7% (573) -23.9% (447) -18.6% Preferred Stock MTM 2% (54) -7.1% (111) -14.6% (54) -7.1% Subtotal Equity 8% (406) -12.9% (683) -21.6% (501) -15.9% Total (520) -1.3% (898) -2.3% (615) -1.5% Incremental Req Capital Impacts (Credit Drift @350) 39 0.1% (16) 0.0% 63 0.2% Total Impact on Excess Capital (481) -1.2% (914) -2.3% (552) -1.4% Recession Scenario Deep Recession Scenario Stagflation Scenario 4Q'22 Portfolio Allocation Moderate Recession Severe Recession Stagflation Before Stress Test, excess capital at 350% RBC is > $500M 1Reflects fixed income other than temporary impairment (OTTI) 1

Stress Test: Management Actions To Mitigate Impact

Capital Position Before & After Stress & Management Actions ($M)



Moderate Stress Impact on Excess Capital
540
(481)
59
Exc Cap 12/31/22
Stress Impact
Exc Cap After Stress
Severe Stress Impact on Excess Capital
540
(914)
374[1]
0
Exc Cap 12/31/22
Stress Impact
Mgmt Levers Used
Exc Cap After Levers
Stagflation Impact on Excess Capital
540
(554)
14[1]
0
Exc Cap 12/31/22
Stress Impact
Mgmt Levers Used
Exc Cap After Levers
Increase
Decrease
Total Excess Capital

Base modeling assumed no management actions; however active portfolio management affords many opportunities to mitigate loss and credit drift impact

- Alts & Preferred Stock MTM losses are considered temporary (unrealized) and expect to normalize over time
- Management levers provide near term benefit of >$500M:
  - +$350M revolver capacity utilization ($150M FG + $200M FNF)
  - +$200M increased reinsurance activity, reducing retained by $3B
  - +$150M reduced new business by $1B for 1 year
- After Moderate Stress, excess capital remains at $59M; no management actions required to maintain positive excess capital
- After Severe Stress and Stagflation, $500M+ management actions are more than sufficient to return to positive excess capital

[1]Reflects utilization of a portion of the $500M+ available management levers

F&G Investor Update | Spring 2023 28

Structured Credit – Why We Like It F&G Investor Update | Spring 2023 29 CLO Top 10 Industries2 ► Collateralized loan obligation (CLO) portfolio well diversified across industry, issuer and manager; focus on investment grade with ample par subordination ► Commercial mortgage-backed securities (CMBS) focus on seasoned CMBS which allow for visibility into credit performance, built- in appreciation and contractual amortization which reduces risk exposure; target more stable property types, such as multi-family, to create a defensive portfolio ► Asset Backed Securities (ABS) focus on high quality, directly originated specialty finance assets diversified by collateral type Investment Rationale CMBS by Property Type1 1GAAP Fair Values as of March 31, 2023 (ex. portion of deferred annuities to Kubera Somerset and Aspida Re) 2Par values as of March 31, 2023 (ex. portion of deferred annuities to Kubera Somerset and Aspida Re) 12% Healthcare & Pharmaceuticals 12% High Tech 9% Banking, Finance, Insurance & Real Estate 8% Services: Business 5% Media: Broadcasting & Subscription 5% Hotels, Gaming & Leisure 4% Telecommunications 4% Construction & Building 4% Capital Equipment 4% Chemicals, Plastics & Rubber 33% Other $4B 37% Multifamily 20% Office 14% Hospitality 9% Retail 7% Industrial 7% Defeased 4% Other 1% Self-Storage 1% Life Science $3B ABS Top 10 Collateral1 17% Solar / Renewable Loans 10% PE Finance 10% Lender Finance 9% Home Improvement 6% Telecommunications 5% Student Loan 5% Life Contingent Structured Settlement 4% Royalty & Licensing 3% Auto Leases / Loans 3% Home Loans 28% All Other (< Top 10) $4B

F&G CLO Portfolio Overview F&G Investor Update | Spring 2023 F&G CLO Portfolio Composition ► Highly diversified portfolio with ample par subordination ► Blackstone’s broad & deep understanding of the asset class, and ability to do loan level underwriting, distinguishes F&G’s portfolio from its peers Note: As of March 31, 2023 1Reflects the weighted average par subordination of the CLO portfolio (by rating as of origination date) Investment Grade Par Subordination 41% 27% 19% 13% 8% Credit Quality 97% investment grade Structural Protection 19% par subordination1 Capital Efficiency 1.44 NAIC rating Market Value $3.6B 1 CLO exposure 30 7% 8% 52% 30% 3% AAA AA A BBB BB and Below

F&G Investor Update | Spring 2023 F&G CLO Overview: Look Through Analysis ► Portfolio focused on high quality CLO securities backed by highly diversified pool of loans Note: As of March 31, 2023 IndustriesCompaniesCLO Managers 31 93 CLO managers 1,862 companies 50 industries 11.1% 3.4% 3.3% 3.3% 3.2% 3.2% 3.1% 3.1% 3.1% 3.1% 0.0% 5.0% 10.0% 15.0% 70.0% Manager 1 Manager 2 Manager 3 Manager 4 Manager 5 Manager 6 Manager 7 Manager 8 Manager 9 Manager 10 Other 60.2% 0.7% 0.5% 0.5% 0.5% 0.5% 0.5% 0.5% 0.4% 0.4% 0.4% 0.0% 0.5% 1.0% 100% Issuer 1 Issuer 2 Issuer 3 Issuer 4 Issuer 5 Issuer 6 Issuer 7 Issuer 8 Issuer 9 Issuer 10 Other 95.1% 12.5% 12.2% 8.6% 7.7% 4.8% 4.7% 4.4% 4.1% 4.0% 3.6% 0.0% 5.0% 10.0% 15.0% 40.0% Industry 1 Industry 2 Industry 3 Industry 4 Industry 5 Industry 6 Industry 7 Industry 8 Industry 9 Industry 10 Other 33.2%

U.S. CLO Impairment Frontier (First-loss scenarios among CLO tranches) U.S. CLO Impairment Frontier F&G Investor Update | Spring 2023 ► CLO debt is well insulated from higher defaults and lower recovery rates ► BBB CLOs can withstand an annualized default of 10% (that would have to occur every year) assuming a 64% average long-term loan recovery rate Note: Reflects Blackstone Credit’s views and beliefs as March 31, 2023. Source: U.S. J.P. Morgan as of March 31, 2023 for average recovery rate and annual loan default rate; CLO impairment frontiers generated from Intex model and include key assumptions as follows: Interest rates based on current Intex curve, annual prepayment rate of 20%, Recovery lag = 12 months, CLO redeemed at AAA payoff date in standard CLO run, reinvestment price = 99.75, reinvestment rate = 3 month Libor + 325 bps, no reinvestment post Reinvestment Period. Please note: the historical data point shown is calculated using annual default and recovery rates from J.P. Morgan Leveraged Loan Index and represents the average default rates and weighted average recovery rates from 1990-2023 for the long-term average time period. Average recovery rate is representative of first-lien loans as of March 31, 2023 32 0% 2% 4% 6% 8% 10% 30%35%40%45%50%55%60%65%70% A n n u a l D e fa u lt R a te Average Senior Loan Recovery Rate A BBB BB Long-Term Average Annual Default Rate

F&G Investor Update | Spring 2023 33 Portfolio Spotlight: Real Estate Debt ► BREDS (Blackstone Real Estate Debt Strategies) has assembled a high-quality portfolio with diversified exposure across asset classes and properties Note: As of March 31, 2023 CMBS 35% RMBS 15% RML 27% CML 20% NNN 3% $9B Duration 4.0 years Weighted Average Life 5.7 years Quality 1.3 NAIC rating Market Value $9.0B Real estate exposure

By Asset Type By NAIC RatingBy Property Type Portfolio Spotlight: CMBS & RMBS F&G Investor Update | Spring 2023 Note: As of March 31, 2023 34 13% 29% 11% 21% 8% 18% 0% 20% 40% 60% 80% 100% Q1'23 Conduit (Below A) RMBS Conduit (A or above) SASB Agency CRE CLOs 55% 14% 6% 10% 9% 6% 0% 20% 40% 60% 80% 100% Q1'23 Industrial / Self Storage Mixed Use / Other Hospitality Retail Office Multifamily / Mobile Home / Single Family 83% 11% 6% < 0% 0% 20% 40% 60% 80% 100% Q1'23 1 2 3 4 5

► Prudent asset selection has led to more multifamily exposure and less retail vs. Conduit CMBS market averages Portfolio Construction Comparison1 CMBS Portfolio Overview F&G Investor Update | Spring 2023 Note: As of March 31, 2023 1BAML Conduit Data as of March 31, 2023 Credit Quality 87% Investment grade (NRSRO) Quality 1.3 NAIC rating Market Value $3.2B CMBS exposure Credit focus 64% Loan-to-value 37% 9% 14% 25% Multifamily Retail F&G Portfolio Post-Crisis Conduit CMBS 35

53% Multifamily 28% Industrial 11% Office 4% Student Housing 4% Other $2B F&G Investor Update | Spring 2023 36 By Underlying Property Type Our CML portfolio is low risk, low leverage and well diversified ► All first mortgage loans, with average loan-to-value of ~60% ► 53 holdings, with average loan size of $36M Investment Rationale By State By Loan-To-Value % Note: Par Values as of March 31, 2023 Portfolio Spotlight: Commercial Mortgage Loans 8% LTV < 50% 30% LTV 50% to 60% 61% LTV 60% to 70% 1% LTV > 70% $2B 25% CA 13% FL 6% NY 6% NJ 5% TX 5% GA 5% CT 35% Other $2B

F&G Investor Update | Spring 2023 37 Portfolio Spotlight: Alternatives ► Commitments to Blackstone and non-Blackstone alternatives total $4.2B ► Funded ~$2.1B or approximately 6% of total portfolio ► The portfolio is well-diversified by underlying asset type, vintage year and geography Historical Performance Note: GAAP Fair Values as of December 31, 2022 9.5% 5.4% 31.0% 3.7% FY 2019 FY 2020 FY 2021 FY 2022

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Around the same time, the United States, the United Kingdom, the European Union, and several other nations announced a broad array of new or expanded sanctions, export controls, and other measures against Russia, Russia-backed separatist regions in Ukraine, and certain banks, companies, government officials, and other individuals in Russia and Belarus. The ongoing conflict and the rapidly evolving measures in response could be expected to have a negative impact on the economy and business activity globally (including in the countries in which the Fund invests), and therefore could adversely affect the performance of the Fund’s investments. The severity and duration of the conflict and its impact on global economic and market conditions are impossible to predict, and as a result, could present material uncertainty and risk with respect to the Fund and the performance of its investments and operations, and the ability of the Fund to achieve its investment objectives. 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F&G Investor Update | Spring 2023 41 Blackstone Related Important Disclosures (continued) Target Allocations. There can be no assurance that a Fund will achieve its objectives or avoid substantial losses. Allocation strategies and targets depend on a variety of factors, including prevailing market conditions, investment availability and Blackstone’s allocation procedures. There is no guarantee that such strategies and targets will be achieved and any particular investment may not meet the target criteria. Third-Party Information. Certain information contained in the Materials has been obtained from sources outside Blackstone, which in certain cases have not been updated through the date hereof. While such information is believed to be reliable for purposes used herein, no representations are made as to the accuracy or completeness thereof and none of Blackstone, its funds, nor any of their affiliates takes any responsibility for, and has not independently verified, any such information. Trends. There can be no assurances that any of the trends described herein will continue or will not reverse. Past events and trends do not imply, predict or guarantee, and are not necessarily indicative of, future events or results.

Appendix – Finance F&G Investor Update | Spring 2023 42

F&G Investor Update | Spring 2023 43 Scalable Return on Asset Model – 1Q23 YTD Illustrated 1See discussion of significant income and expense items in the Appendix 2Adjusted return on assets (ROA) in bps as reported, including short-term mark-to-market effects. 3Overall Product margin = portfolio earned yield – cost of funds 469 bps 268 bps 146 bps 55 bps1,2 Portfolio Earned Yield Cost of Funds Expenses (Operating, Interest & Taxes) Adjusted Net Earnings Unique Investment Capabilities Attractively Priced Liabilities Scalable Operating Platform Strong Earnings Growth Potential Overall Product Margin3: 2.01% 1 2 3 4$520M $297M $162M $61M 1 2 3 4 As a rule of thumb, target ROA of 100 bps, excluding short-term mark-to-market effects (per table below) Adjusted Net Earnings ($M) and ROA (bps) - Significant Items Alts Short-term MTM (Actual) $99M 90 bps In ANE All Other Significant Income & Expense Items ($37M) (33) bps In ANE Alts Long-term Return (Expected) $132M 119 bps Not in ANE

ANE Results – Significant Income and Expense Items[1]

	Significant Income and Expense Items Reflected in ANE	Alternatives Long-term Expected Return Not Reflected in ANE	Weighted Average Diluted Shares Outstanding
Three months ended			
March 31, 2023			
Adjusted net earnings of $61 million for the three months ended March 31, 2023 included $99 million of investment income from alternative investments, partially offset by $37 million tax valuation allowance. Alternative investments investment income based on management's long-term expected return of approximately 10% was $132 million.	$62	$132	125
December 31, 2022			
Adjusted net earnings of $130 million for the three months ended December 31, 2022 included $41 million of investment income from alternative investments and $58 million one-time tax benefit from carryback of capital losses. Alternative investments investment income based on management's long-term expected return of approximately 10% was $113 million.	$99	$113	125
September 30, 2022			
Adjusted net loss of $12 million for the three months ended September 30, 2022 included $11 million of investment loss from alternative investments and $11 million of other net expense items. Alternative investments investment income based on management's long-term expected return of approximately 10% was $106 million.	($22)	$106	125
June 30, 2022			
Adjusted net earnings of $155 million for the three months ended June 30, 2022 included $70 million of investment income from alternative investments, $66 million gain from actuarial assumption updates, and $6 million of CLO redemption gains and other income. Alternative investments investment income based on management's long-term expected return of approximately 10% was $100 million.	$142	$100	107
March 31, 2022			
Adjusted net earnings of $80 million for the three months ended March 31, 2022 included $102 million of investment income from alternative investments, $18 million income of CLO redemption gains and other investment income, partially offset by $38 million tax valuation allowance expense. Alternative investments investment income based on management's long-term expected return of approximately 10% was $100 million.	$82	$100	105
Year ended			
December 31, 2022			
Adjusted net earnings of $353 million for the year ended December 31, 2022 included $202 million of investment income from alternative investments, $66 million gain from actuarial assumption updates, $20 million net, tax benefits and $13 million net, CLO redemption gains and other income and expense items. Alternative investments investment income based on management's long-term expected return of approximately 10% was $419 million.	$301	$419	115
December 31, 2021			
Adjusted net earnings of $640 million for the year ended December 31, 2021 included $497 million investment income from alternative investments, $73 million of CLO redemption gains and other income and $10 million of other items. Alternative investments investment income based on management's long-term expected return of approximately 10% was $236 million.	$580	$236	105

[1]Refer to "Non-GAAP Financial Measures Definitions"

F&G Investor Update | Spring 2023

44

Non-GAAP Measure Reconciliations

Reconciliation from Net Earnings to Adjusted Net Earnings (Loss) (a) (b)

(Dollars in millions)	Three months ended March 31, 2022	June 30, 2022	September 30, 2022	Decembr 31, 2022	March 31, 2023	Year ended December 31, 2021	December 31, 2022
Net earnings (loss) from continuing operations	$239	$385	$187	($176)	($195)	$1,232	$635
Non-GAAP adjustments [(a)]:							
Recognized (gains) and losses, net							
Net realized and unrealized (gains) losses on fixed maturity available-for-sale securities, equity securities and other invested assets	105	161	70	110	48	(56)	446
Change in allowance for expected credit losses	—	7	6	11	8	(5)	24
Change in fair value of reinsurance related embedded derivatives	(122)	(141)	(94)	5	19	(34)	(352)
Change in fair value of other derivatives and embedded derivatives	—	(4)	(7)	10	(1)	(14)	(1)
Recognized (gains) losses, net	(17)	23	(25)	136	74	(109)	117
Market related liability adjustments	(190)	(324)	(237)	217	244	(233)	(534)
Purchase price amortization	6	5	5	5	5	26	21
Transaction costs and other non-recurring items [(c)]	—	4	4	2	2	(430)	10
Income taxes on non-GAAP adjustments	42	62	54	(54)	(69)	154	104
Adjusted net earnings (loss) (a)	$80	$155	($12)	$130	$61	$640	$353

[(a)]Refer to "Non-GAAP Financial Measures Definitions"
[(b)]Refer to Adjusted Net Earnings – Significant Income and Expense Items
[(c)]For the year ended December 31, 2021, reflects a one-time favorable adjustment to benefits and other changes in policy reserves resulting from an actuarial system conversion at September 31, 2021, which reflects modeling enhancement and other refinements of $435M

F&G Investor Update | Spring 2023 45

F&G Investor Update | Spring 2023 46 Non-GAAP Measures and Definitions DEFINITIONS The following represents the definitions of non-GAAP measures used by F&G. Adjusted Net Earnings Adjusted net earnings is a non-GAAP economic measure we use to evaluate financial performance each period. Adjusted net earnings is calculated by adjusting net earnings (loss) from continuing operations to eliminate: i. Recognized (gains) and losses, net: the impact of net investment gains/losses, including changes in allowance for expected credit losses and other than temporary impairment (“OTTI”) losses, recognized in operations; and the effect of changes in fair value of the reinsurance related embedded derivative; ii. Market related liability adjustments: the impacts related to changes in the fair value, including both realized and unrealized gains and losses, of index product related derivatives and embedded derivatives, net of hedging cost; the impact of initial pension risk transfer deferred profit liability losses, including amortization from previously deferred pension risk transfer deferred profit liability losses; and the changes in the fair value of market risk benefits by deferring current period changes and amortizing that amount over the life of the market risk benefit; iii. Purchase price amortization: the impacts related to the amortization of certain intangibles (internally developed software, trademarks and value of distribution asset (“VODA”)) recognized as a result of acquisition activities; iv. Transaction costs: the impacts related to acquisition, integration and merger related items; v. Other “non-recurring,” “infrequent” or “unusual items”: Management excludes certain items determined to be “non-recurring,” “infrequent” or “unusual” from adjusted net earnings when incurred if it is determined these expenses are not a reflection of the core business and when the nature of the item is such that it is not reasonably likely to recur within two years and/or there was not a similar item in the preceding two years; vi. Income taxes: the income tax impact related to the above mentioned adjustments is measured using an effective tax rate, as appropriate by tax jurisdiction. While these adjustments are an integral part of the overall performance of F&G, market conditions and/or the non-operating nature of these items can overshadow the underlying performance of the core business. Accordingly, management considers this to be a useful measure internally and to investors and analysts in analyzing the trends of our operations. Adjusted net earnings should not be used as a substitute for net earnings (loss). However, we believe the adjustments made to net earnings (loss) in order to derive adjusted net earnings provide an understanding of our overall results of operations.

F&G Investor Update | Spring 2023 47 Non-GAAP Measures and Definitions (continued) Adjusted Net Earnings per Common Share Adjusted net earnings per common share is calculated as adjusted net earnings divided by the weighted-average common shares outstanding. Management considers this non-GAAP financial measure to be useful internally and for investors and analysts to assess the level of return driven by the Company that is available to common shareholders. Adjusted Net Earnings per Diluted Share Adjusted net earnings per diluted share is calculated as adjusted net earnings divided by the weighted-average diluted shares outstanding. Management considers this non-GAAP financial measure to be useful internally and for investors and analysts to assess the level of return driven by the Company that is available to common shareholders. Adjusted Return on Assets (ROA) Adjusted return on assets is calculated by dividing annualized adjusted net earnings by year-to-date AAUM. Return on assets is comprised of net investment income, less cost of funds, and less expenses (including operating expenses, interest expense and income taxes) consistent with our adjusted net earnings definition and related adjustments. Cost of funds includes liability costs related to cost of crediting on both deferred annuities and institutional products as well as other liability costs. Management considers this non-GAAP financial measure to be useful internally and to investors and analysts when assessing financial performance and profitability earned on AAUM. Adjusted Return on Average Equity excluding AOCI (Adj. ROE) Adjusted return on average equity is calculated by dividing annualized adjusted earnings (loss), by total average equity excluding AOCI. Average equity excluding AOCI for the twelve months rolling period is the average of 5 points throughout the period. Since AOCI fluctuates from quarter to quarter due to unrealized changes in the fair value of available for sale investments, changes in instrument-specific credit risk for market risk benefits and discount rate assumption changes for the future policy benefits, management considers this non-GAAP financial measure to be a useful internally and for investors and analysts to assess the level return driven by the Company's adjusted earnings (loss).

F&G Investor Update | Spring 2023 48 Non-GAAP Measures and Definitions (continued) Assets Under Management (AUM) AUM uses the following components: i. total invested assets at amortized cost, excluding derivatives, net of reinsurance qualifying for risk transfer in accordance with GAAP; ii. related party loans and investments; iii. accrued investment income; iv. the net payable/receivable for the purchase/sale of investments, and v. cash and cash equivalents excluding derivative collateral at end of the period Management considers this non-GAAP financial measure to be useful internally and to investors and analysts when assessing the rate of return on assets available for reinvestment. Average Assets Under Management (AAUM) AAUM is calculated as AUM at the beginning of the period and the end of each month in the period, divided by the total number of months in the period plus one. Management considers this non-GAAP financial measure to be useful internally and to investors and analysts when assessing the rate of return on assets available for reinvestment. Book Value per Share (including and excluding AOCI) Book value per share including and excluding AOCI is calculated as total equity (or total equity excluding AOCI) divided by the total number of shares of common stock outstanding. Management considers this to be a useful measure internally and for investors and analysts to assess the capital position of the Company.

F&G Investor Update | Spring 2023 49 Non-GAAP Measures and Definitions (continued) Return on Average Equity excluding AOCI Return on average equity excluding AOCI is calculated by dividing the rolling four quarters net earnings (loss), by total average equity excluding AOCI. Average equity excluding AOCI for the twelve months rolling period is the average of 5 points throughout the period. Since AOCI fluctuates from quarter to quarter due to unrealized changes in the fair value of available for sale investments, changes in instrument-specific credit risk for market risk benefits and discount rate assumption changes for the future policy benefits, management considers this non-GAAP financial measure to be useful internally and for investors and analysts to assess the level of return driven by the Company that is available to common shareholders. Sales Annuity, IUL, funding agreement and non-life contingent PRT sales are not derived from any specific GAAP income statement accounts or line items and should not be viewed as a substitute for any financial measure determined in accordance with GAAP. Sales from these products are recorded as deposit liabilities (i.e. contractholder funds) within the Company's consolidated financial statements in accordance with GAAP. Life contingent PRT sales are recorded as premiums in revenues within the consolidated financial statements. Management believes that presentation of sales, as measured for management purposes, enhances the understanding of our business and helps depict longer term trends that may not be apparent in the results of operations due to the timing of sales and revenue recognition. Total Capitalization excluding AOCI Total Capitalization excluding AOCI is based on Total Equity and the aggregate principal amount of debt and Total Equity excluding the effect of AOCI. Since AOCI fluctuates from quarter to quarter due to unrealized changes in the fair value of available for sale investments, changes in instrument-specific credit risk for market risk benefits and discount rate assumption changes for the future policy benefits, management considers this non-GAAP financial measure to provide useful supplemental information internally and to investors and analysts to help assess the capital position of the Company. Total Debt-to-Capitalization excluding AOCI Debt-to-capital ratio excluding AOCI is computed by dividing total aggregate principal amount of debt by total capitalization (total debt plus total equity excluding AOCI). Management considers this non-GAAP financial measure to be useful internally and to investors and analysts when assessing its capital position.

F&G Investor Update | Spring 2023 50 Non-GAAP Measures and Definitions (continued) Total Equity excluding AOCI Total equity excluding AOCI is based on total equity excluding the effect of AOCI. Since AOCI fluctuates from quarter to quarter due to unrealized changes in the fair value of available for sale investments, changes in instrument-specific credit risk for market risk benefits and discount rate assumption changes for the future policy benefits, management considers this non-GAAP financial measure to provide useful supplemental information internally and to investors and analysts assessing the level of earned equity on total equity. Yield on AAUM Yield on AAUM is calculated by dividing annualized net investment income by AAUM. Management considers this non-GAAP financial measure to be useful internally and to investors and analysts when assessing the level of return earned on AAUM.